Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Banner Corporation, of our report dated February 26, 2025, relating to the consolidated financial statements of Banner Corporation and Subsidiaries (the “Company”) and the effectiveness of internal control over financial reporting of the Company, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Baker Tilly US, LLP

Portland, Oregon

November 5, 2025